Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401 Little Rock, AR 72211	FOR FURTHER INFORMATION CONTACT: Mark McFatridge | CEO
Matt Machen | CFO 501.975.6011

Bear State Financial, Inc. Announces Full Year 2015 Earnings

2015 HIGHLIGHTS:

●

Full year 2015 GAAP net income was $10.6 million or $0.30 per diluted common share, compared to GAAP net income of $24.3 million or $0.84 per diluted common share for the full year 2014. Net income for the full year 2014 included a non-recurring tax benefit of $21.1 million.

●

Full year 2015 core earnings were $13.2 million or $0.38 per diluted common share, compared to core earnings of $8.2 million or $0.29 per diluted common share for the full year 2014 representing a 61% increase in core earnings and a 31% increase in core earnings per diluted common share.

●

Fourth quarter 2015 GAAP net income was $2.6 million or $0.07 per diluted common share, compared to GAAP net income of $4.8 million or $0.14 per diluted common share for the fourth quarter of 2014. Net income for the fourth quarter of 2014 included a non-recurring income tax benefit of $1.6 million.

●	Fourth quarter 2015 core earnings were $4.2 million or $0.11 per diluted common share, compared to core earnings of $3.4 million or $0.10 per diluted common share in the fourth quarter of 2014.

●	Book value per common share was $5.87 at December 31, 2015, a 15% increase from $5.11 at December 31, 2014.

●

On February 15, 2015 the bank charters of First Federal Bank of Harrison, First National Bank of Hot Springs and Heritage Bank of Jonesboro were consolidated, integrated onto a single core system and rebranded to form Bear State Bank.

●	Bear State Financial, Inc. completed its acquisition of Metropolitan National Bank (Springfield, MO) on October 1, 2015.

Little Rock, AR – January 22, 2016 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $2.6 million and earnings per diluted common share of $0.07 in the fourth quarter of 2015, compared to earnings of $4.8 million or $0.14 per diluted common share in the fourth quarter of 2014. Net income for the fourth quarter of 2014 included a non-recurring income tax benefit of $1.6 million primarily resulting from the reversal of the Company’s remaining valuation allowance against its deferred tax assets. Core earnings for the fourth quarter of 2015 were $4.2 million or $0.11 per diluted common share compared to core earnings of $3.4 million or $0.10 per diluted common share in the fourth quarter of 2014. Core earnings per diluted common share trended positively in 2015 quarter over quarter at $0.08 in the first quarter, $0.09 in the second quarter, $0.10 in the third quarter and $0.11 in the fourth quarter.

For the full year of 2015, net income was $10.6 million and earnings per diluted common share was $0.30 compared to net income of $24.3 million or $0.84 per diluted common share for the full year of 2014. Net income for the full year of 2014 included an income tax benefit of $21.1 million primarily resulting from the reversal of the Company’s valuation allowance against its deferred tax assets. Core earnings for the full year of 2015 were $13.2 million or $0.38 per diluted common share compared to core earnings of $8.2 million or $0.29 per diluted common share for the full year of 2014.

On October 1, 2015, the Company completed its previously-announced acquisition of Metropolitan National Bank (Springfield, MO) (“MNB”). The Company’s results of operations for the twelve months ended December 31, 2015 includes results of operations for MNB for the period from October 1, 2015 through December 31, 2015. The Company anticipates that it will convert MNB’s systems to the Company’s core technology platform, and, subject to regulatory approval, merge MNB’s charter into Bear State Bank. In addition to the MNB integration project, the Company has evaluated its branch network and intends to reduce its total retail branches by up to six. The Company anticipates the integration and branch consolidation project to be substantially completed by the second quarter of 2016.

“The results for 2015 reflect Bear State Financial’ s continued focus on disciplined growth and operational efficiency while further solidifying our reputation as a proven acquirer and operator. Completing the integration of three banks onto one core operating system, merging three bank charters and completing a rebrand to create Bear State Bank all while negotiating, receiving regulatory approval, and completing the acquisition of Metropolitan National Bank was an incredible achievement in one year,” said Mark McFatridge, president and CEO of Bear State Financial.  “We continue to optimize our delivery strategies, in response to evolving customer preferences as we invest in more digital and mobile solutions, while remaining capital and expense conscious.  With the strength of Bear State’s unique brand and commitment to innovation, I look forward to capitalizing on the momentum we’ve built as we head into 2016.”

FINANCIAL CONDITION

Total assets were $1.92 billion at December 31, 2015, a 27% increase from $1.51 billion at December 31, 2014. Total deposits were $1.61 billion at December 31, 2015, a 27% increase from $1.26 billion at December 31, 2014. The increase in both assets and deposits was primarily due to the MNB acquisition. Total loans were $1.46 billion at December 31, 2015, an increase of $404 million, or 38% from December 31, 2014.

Total stockholders’ equity was $223 million at December 31, 2015, a 31% increase from $170 million at December 31, 2014. Tangible common stockholders’ equity was $172 million at December 31, 2015, a 25% increase from $137 million at December 31, 2014. Book value per common share was $5.87 at December 31, 2015, a 15% increase from $5.11 at December 31, 2014. Tangible book value per common share was $4.52 at December 31, 2015, a 10% increase from $4.12 at December 31, 2014. The Company’s ratio of total stockholders’ equity to total assets increased to 11.62% at December 31, 2015, compared to 11.25% at December 31, 2014. The calculation of the Company’s tangible book value per common share, tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized fourth quarter 2015 GAAP net income of $2.6 million or $0.07 per diluted common share compared to GAAP net income of $4.8 million or $0.14 per diluted common share in the fourth quarter of 2014. The GAAP net income resulted in a GAAP return on average assets of 0.53% in the fourth quarter of 2015, compared to 1.25% in the fourth quarter of 2014. GAAP net income includes what the Company considers “non-core items,” which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The reconciliation of GAAP net income and core earnings, a non-GAAP financial measure, together with related financial measures and ratios is included in the schedules accompanying this release.

Fourth quarter 2015 core earnings totaled $4.2 million or $0.11 per diluted common share, compared to core earnings of $3.4 million or $0.10 per diluted common share in the fourth quarter of 2014. The core return on average assets measured 0.86% and 0.89%; core return on average equity measured 7.41% and 8.16%; and core return on average tangible equity measured 9.65% and 10.19%, each for the fourth quarters of 2015 and 2014, respectively. Non-core items during the fourth quarter of 2015 included merger, acquisition and integration expenses of $1.1 million, data processing termination fees of $1.2 million, rebranding expenses of $267,000, related to the acquisition of MNB and a loss on sale of securities of $68,000. Collectively, the effect of all non-core items, net of taxes, decreased GAAP net income by approximately $1.6 million, or approximately $0.04 of diluted earnings per share.

Net interest income for the fourth quarter of 2015 was $17.7 million, compared to $13.3 million for the same period in 2014. Net interest income for the twelve months ended December 31, 2015 was $54.5 million, compared to $37.4 million for the same period in 2014. Interest income for the fourth quarter of 2015 was $19.5 million compared to $14.9 million for the same period in 2014. Interest income for the twelve months ended December 31, 2015 was $60.8 million compared to $42.5 million for the same period in 2014. The increase in interest income for the twelve months ended December 31, 2015, compared to the same period in 2014, was primarily related to increases in the average balances of loans receivable and investment securities as a result of the acquisition of MNB as well as the acquisition of First National Security Company (“FNSC”) which occurred on June 13, 2014. Interest expense for the fourth quarter of 2015 was $1.7 million compared to $1.6 million for the same period in 2014. Interest expense for the twelve months ended December 31, 2015 was $6.4 million compared to $5.1 million for the same period in 2014. The increase in interest expense for the quarter and twelve months ended December 31, 2015 compared to the same respective periods in 2014 was primarily due to an increase in the average balance of deposit accounts and borrowings as a result of the MNB and FNSC acquisitions.

Net interest margin measured 4.14% for the fourth quarter 2015, compared to 3.91% for the same period in 2014. Net interest margin for the twelve months ended December 31, 2015 was 3.88%, compared to 3.84% for 2014. The Company’s net interest margin increased primarily as a result of an increase in yields on loans receivable resulting from loans purchased in the MNB and FNSC acquisitions. Average cost of total interest-bearing liabilities for the twelve months ended December 31, 2015 was 0.53% compared to 0.60% for 2014.

Noninterest income is generated primarily through deposit account fee income, profit on sale of loans, and earnings on life insurance policies. Total noninterest income of $3.7 million for the three months ended December 31, 2015 increased from $3.4 million for the same period in 2014, a 10% increase. Total noninterest income of $13.5 million for the twelve months ended December 31, 2015 increased from $10.0 million for 2014, a 35% increase. The increase in the three and twelve month comparison period was primarily due to an increase in deposit fee income and earnings on life insurance policies. The increase in deposit fee income was primarily due to an increase in deposit accounts resulting from the acquisition of MNB and FNSC. The increase in earnings on life insurance was due to an increase in the balances of bank owned life insurance resulting from purchasing new policies and the acquisition of MNB.

Total noninterest expense increased $5.7 million or 50% during the fourth quarter of 2015 compared to the fourth quarter of 2014. Total noninterest expense increased $9.0 million or 21% during the twelve months ended December 31, 2015 compared 2014. The variance in total noninterest expense for the three and twelve months ended December 31, 2015 compared to the same respective periods in 2014 was primarily related to the increase in personnel and overhead costs resulting from, as well as transaction costs incurred in connection with, the acquisition of MNB and non-core expenses incurred as a result of the charter consolidation and systems integration of First Federal Bank, First National Bank and Heritage Bank in the first quarter of 2015. In addition, the twelve months ended 2015 reflected a full year of the FNSC acquisition versus approximately six months in 2014. The Company’s efficiency ratio was 68% in the fourth quarter of 2015 compared to 67% in the fourth quarter of 2014.

Nonperforming assets increased to $23.2 million at December 31, 2015, compared to $14.9 million at December 31, 2014. The increase in nonperforming assets is primarily attributable to a single relationship that management has been actively monitoring. The Company anticipates a resolution of this matter within the next six months and management believes that current reserves adequately reflect its estimated loss exposure. The allowance for loan losses represented 1.00% of total loans at December 31, 2015, compared to 1.29% at December 31, 2014. The ratio of allowance for loan losses plus discount on acquired loans to total loans was 2.07% at December 31, 2015, compared to 2.38% at December 31, 2014. The ratio of the allowance for loan losses to nonperforming loans was 75.23% at December 31, 2015, compared to 139.82% at December 31, 2014. Annualized net charge-offs as a percentage of average loans for the quarter ended December 31, 2015 was 0.08% compared to 0.22% for the quarter ended December 31, 2014. Provision for loan losses in the fourth quarter of 2015 was $866,000 compared to $758,000 for the same period in 2014. Provision for loans losses for the twelve months ended December 31, 2015 was $1.8 million compared to $1.6 million for 2014. The increase in provision for loan losses is attributable to loan growth at the Company’s subsidiary banks and a migration of the MNB and FNSC renewed loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank and Metropolitan National Bank. Bear State Financial common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, please visit www.bearstatefinancial.com. Its principal subsidiaries are community oriented financial institutions providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 43 branches and three loan production offices throughout Arkansas and Southeast Oklahoma. Metropolitan National Bank operates 12 branches and one loan production office in Southwest Missouri.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation due to the importance of these non-GAAP measures to the investment community. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the integration of MNB, the merger of the MNB and Bear State Bank charters, and the Company’s plans to reduce the total number of its retail branches. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s and MNB’s pricing, products and services, and with respect to the loans extended by Bear State Bank and MNB and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

	December	September	June	March	December
	2015	2015	2015	2015	2014

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$561,910	$401,044	$378,878	$388,043	$415,155
Consumer real estate - mortgage loans	401,594	309,951	307,183	315,082	320,254
Farmland loans	94,235	53,192	48,058	50,244	47,199
Construction and land development loans	116,015	93,688	103,094	100,918	98,594
Commercial and industrial loans	246,304	186,772	185,266	152,913	139,871
Consumer and other loans	38,594	32,428	32,455	32,613	33,809
Total loans	1,458,652	1,077,075	1,054,934	1,039,813	1,054,882
Allowance for loan losses	(14,550)	(13,975)	(13,854)	(13,762)	(13,660)
Investment securities	198,585	164,564	182,525	176,599	174,218
Goodwill	40,196	25,717	25,717	25,717	25,717
Core deposit intangible, net	11,374	6,869	7,026	7,182	7,338
Total assets	1,920,216	1,470,725	1,451,281	1,477,597	1,514,595
Noninterest-bearing deposits	234,879	173,525	168,225	176,924	180,136
Total deposits	1,607,683	1,209,176	1,208,800	1,236,258	1,263,797
Short term borrowings	12,075	10,366	3,530	5,576	12,083
FHLB advances	53,518	49,457	41,591	38,936	43,095
Other borrowings	18,862	18,843	18,450	18,706	18,163
Total stockholders' equity	223,157	178,670	174,831	173,128	170,454

Balance sheet data, quarterly averages:
Total loans	$1,445,357	$1,077,500	$1,059,235	$1,045,946	$1,059,636
Investment securities	209,629	180,831	189,285	183,857	183,735
Total earning assets	1,699,227	1,294,619	1,294,523	1,325,125	1,350,646
Goodwill	40,216	25,717	25,717	25,717	25,773
Core deposit intangible, net	11,549	6,972	7,127	7,284	7,441
Total assets	1,920,617	1,466,342	1,468,521	1,504,716	1,525,455
Noninterest-bearing deposits	234,206	176,219	173,248	175,457	178,286
Interest-bearing deposits	1,364,403	1,036,330	1,055,200	1,072,255	1,106,867
Total deposits	1,598,609	1,212,549	1,228,448	1,247,712	1,285,153
Short term borrowings	26,872	6,166	4,481	11,902	11,992
FHLB advances	47,127	47,614	38,625	50,206	37,942
Other borrowings	18,983	18,641	18,564	18,482	19,552
Total stockholders' equity	223,083	177,824	175,025	172,811	166,793

Statement of operation data for the three months ended:
Interest income	$19,467	$13,749	$13,523	$14,106	$14,945
Interest expense	1,745	1,529	1,563	1,528	1,627
Net interest income	17,722	12,220	11,960	12,578	13,318
Provision for loan losses	866	331	300	300	758
Net interest income after provision for loan losses	16,856	11,889	11,660	12,278	12,560
Noninterest income	3,721	3,318	3,397	3,111	3,382
Noninterest expense	17,044	10,465	11,273	12,237	11,387
Income before taxes	3,533	4,742	3,784	3,152	4,555
Income tax expense	973	1,529	1,253	885	(259)
Net income	$2,560	$3,213	$2,531	$2,267	$4,814

BEAR STATE FINANCIAL, INC.

SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

	December	September	June	March	December
	2015	2015	2015	2015	2014

Common stock data:
Net income per share, diluted	$0.07	$0.10	$0.08	$0.07	$0.14
Core earnings per share, diluted	$0.11	$0.10	$0.09	$0.08	$0.10
Book value per share	$5.87	$5.36	$5.24	$5.19	$5.11
Tangible book value per share	$4.52	$4.38	$4.26	$4.20	$4.12
Diluted weighted average shares outstanding	38,173,234	33,497,298	33,521,490	33,551,776	33,508,230
End of period shares outstanding	37,987,722	33,349,512	33,375,753	33,375,753	33,365,845

Profitability and performance ratios:
Return on average assets	0.53%	0.87%	0.69%	0.61%	1.25%
Core return on average assets	0.86%	0.90%	0.79%	0.76%	0.89%
Return on average equity	4.56%	7.17%	5.80%	5.32%	11.45%
Core return on average equity	7.41%	7.41%	6.65%	6.58%	8.16%
Core return on average tangible equity	9.65%	9.07%	8.18%	8.14%	10.19%
Net interest margin	4.14%	3.74%	3.71%	3.85%	3.91%
Noninterest income to total revenue	17.35%	21.35%	22.12%	19.83%	20.25%
Noninterest income to average assets	0.77%	0.90%	0.93%	0.84%	0.88%
Noninterest expense to average assets	3.52%	2.83%	3.08%	3.30%	2.96%
Efficiency ratio(1)	67.66%	66.24%	69.51%	71.88%	66.54%
Average loans to average deposits	90.41%	88.86%	86.23%	83.83%	82.45%
Securities to total assets	10.34%	11.19%	12.58%	11.95%	11.50%

Asset quality ratios:
Allowance for loan losses to total loans	1.00%	1.30%	1.31%	1.32%	1.29%
Allowance for loan losses to non-performing loans	75.23%	83.18%	134.94%	138.60%	139.82%
Nonperforming loans to total loans	1.36%	1.56%	0.97%	0.95%	0.93%
Nonperforming assets to total assets	1.21%	1.30%	0.94%	0.99%	0.96%
Annualized net charge offs to average total loans	0.08%	0.08%	0.08%	0.08%	0.22%

Regulatory capital ratios:
Tier 1 leverage ratio	8.89%	9.83%	9.54%	8.96%	8.29%
Common equity tier 1 capital ratio	10.38%	11.77%	11.59%	11.39%	N/A
Tier 1 capital to risk weighted assets	10.38%	11.77%	11.59%	11.39%	10.89%
Total capital to risk weighted assets	11.27%	12.94%	12.77%	12.58%	12.11%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION - UNAUDITED

(In thousands, except share data)

	December 31, 2015	December 31, 2014
ASSETS

Cash and cash equivalents:
Cash and collection items	$36,535	$25,971
Interest bearing deposits with banks	15,596	87,115

Total cash and cash equivalents	52,131	113,086

Interest bearing time deposits in banks	10,930	12,421
Federal funds sold	18	--
Investment securities, available for sale	198,585	174,218
Other investment securities, at cost	9,563	5,864
Loans receivable, net of allowance at December 31, 2015 and 2014, of $14,550 and $13,660, respectively	1,444,102	1,041,222
Loans held for sale	7,326	6,409
Accrued interest receivable	6,157	4,485
Real estate owned, net	3,642	4,792
Office properties and equipment, net	63,641	50,332
Cash surrender value of life insurance	52,602	44,130
Goodwill	40,196	25,717
Core deposit intangible, net	11,374	7,338
Deferred tax asset, net	16,713	20,697
Prepaid expenses and other assets	3,236	3,884

TOTAL	$1,920,216	$1,514,595

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest bearing	$234,879	$180,136
Interest bearing	1,372,804	1,083,661

Total deposits	1,607,683	1,263,797

Short term borrowings	12,075	12,083
Other borrowings	72,380	61,258
Other liabilities	4,921	7,003

Total liabilities	$1,697,059	$1,344,141

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued at December 31, 2015 and 2014	$--	$--
Common stock, $.01 par value—100,000,000 shares authorized at December 31, 2015 and 2014; 37,987,722 and 33,365,845 shares issued and outstanding at December 31, 2015 and 2014, respectively	380	334
Additional paid-in capital	211,817	169,543
Accumulated other comprehensive income	386	577
Accumulated deficit	10,574	--

Total stockholders’ equity	223,157	170,454

TOTAL	$1,920,216	$1,514,595

BEAR STATE FINANCIAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

(In thousands, except earnings per share)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
INTEREST INCOME:
Loans receivable	$18,430	$14,084	$57,039	$39,465
Investment securities:
Taxable	461	299	1,521	1,076
Nontaxable	503	445	1,969	1,514
Other	73	117	317	436
Total interest income	19,467	14,945	60,846	42,491

INTEREST EXPENSE:
Deposits	1,485	1,362	5,339	4,538
Other borrowings	260	265	1,025	600

Total interest expense	1,745	1,627	6,364	5,138

NET INTEREST INCOME	17,722	13,318	54,482	37,353

PROVISION FOR LOAN LOSSES	866	758	1,797	1,588

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	16,856	12,560	52,685	35,765

NONINTEREST INCOME:
Net gain (loss) on sales of investment securities	(68)	1	20	31
Deposit fee income	2,338	1,902	7,907	5,349
Earnings on life insurance policies	415	368	1,510	1,126
Gain on sale of loans	725	851	3,084	2,774
Other	311	260	1,026	759

Total noninterest income	3,721	3,382	13,547	10,039

NONINTEREST EXPENSES:
Salaries and employee benefits	8,220	6,025	25,742	21,889
Net occupancy expense	2,138	1,539	6,411	4,391
Real estate owned, net	63	(71)	(368)	1,387
Amortization of intangible assets	255	157	724	339
Data processing	2,596	1,096	6,411	6,254
Professional fees	348	223	964	867
Advertising and public relations	756	561	2,520	1,354
Postage and supplies	304	248	1,113	712
Other	2,364	1,609	7,502	4,875

Total noninterest expenses	17,044	11,387	51,019	42,068

INCOME (LOSS) BEFORE INCOME TAXES	3,533	4,555	15,213	3,736

INCOME TAX PROVISION (BENEFIT)	973	(259)	4,639	(20,570)

NET INCOME	$2,560	$4,814	$10,574	$24,306

Basic earnings per common share	$0.07	$0.14	$0.31	$0.86

Diluted earnings per common share	$0.07	$0.14	$0.30	$0.84

BEAR STATE FINANCIAL, INC.

AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED

(In thousands)

	Three Months Ended December 31,
	2015			2014
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,445,357	$18,430	5.06%	$1,059,636	$14,084	5.27%
Investment securities(2)	209,629	964	1.82	183,735	744	1.61
Other interest-earning assets	44,241	73	0.65	107,275	117	0.43
Total interest-earning assets	1,699,227	19,467	4.55	1,350,646	14,945	4.39
Noninterest-earning assets	221,390			174,809
Total assets	$1,920,617			$1,525,455
Interest-bearing liabilities:
Deposits	$1,364,403	1,485	0.43	$1,106,867	1,362	0.49
Other borrowings	92,982	260	1.11	69,486	265	1.51
Total interest-bearing liabilities	1,457,385	1,745	0.48	1,176,353	1,627	0.55
Noninterest-bearing deposits	234,206			178,286
Noninterest-bearing liabilities	5,943			4,023
Total liabilities	1,697,534			1,358,662
Stockholders' equity	223,083			166,793
Total liabilities and stockholders' equity	$1,920,617			$1,525,455

Net interest income		$17,722			$13,318
Net earning assets	$241,842			$174,293
Interest rate spread			4.07%			3.84%
Net interest margin			4.14%			3.91%
Ratio of interest-earning assets to Interest-bearing liabilities			116.59%			114.82%

	Year Ended December 31,
	2015			2014
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,158,288	$57,039	4.92%	$756,078	$39,465	5.22%
Investment securities(2)	190,870	3,490	1.83	144,410	2,590	1.79
Other interest-earning assets	55,258	317	0.57	72,535	436	0.60
Total interest-earning assets	1,404,416	60,846	4.33	973,023	42,491	4.37
Noninterest-earning assets	185,470			111,447
Total assets	$1,589,886			$1,084,470
Interest-bearing liabilities:
Deposits	$1,131,870	5,339	0.47	$814,251	4,538	0.56
Other borrowings	76,905	1,025	1.33	42,176	600	1.42
Total interest-bearing liabilities	1,208,775	6,364	0.53	856,427	5,138	0.60
Noninterest-bearing deposits	189,826			107,066
Noninterest-bearing liabilities	4,096			3,224
Total liabilities	1,402,697			966,717
Stockholders' equity	187,189			117,753
Total liabilities and stockholders' equity	$1,589,886			$1,084,470

Net interest income		$54,482			$37,353
Net earning assets	$195,641			$116,596
Interest rate spread			3.81%			3.77%
Net interest margin			3.88%			3.84%
Ratio of interest-earning assets to Interest-bearing liabilities			116.19%			113.61%

(1) Includes nonaccrual loans.

(2) Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.

ASSET QUALITY ANALYSIS - UNAUDITED

(In thousands)

	December 31, 2015		December 31, 2014
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$6,455	0.34%	$4,959	0.33%	$1,496
Multifamily	230	0.01%	--	--	230
Nonfarm nonresidential	6,638	0.35%	3,113	0.21%	3,525
Farmland	973	0.05%	734	0.05%	239
Construction and land development	622	0.03%	624	0.04%	(2)
Commercial	4,235	0.22%	306	0.02%	3,929
Consumer	187	0.01%	34	--	153

Total nonaccrual loans	19,340	1.01%	9,770	0.65%	9,570

Accruing loans 90 days or more past due	451	0.02	353	0.02%	98

Real estate owned	3,439	0.18%	4,792	0.31%	(1,353)

Total nonperforming assets	23,230	1.21%	14,915	0.98%	8,315
Performing restructured loans	284	0.01%	566	0.04%	(282)

Total nonperforming assets and performing restructured loans (1)	$23,514	1.22%	$15,481	1.02%	$8,033

(1)

The table does not include substandard loans which were judged not to be impaired totaling $30.2 million at December 31, 2015 and $24.9 million at December 31, 2014 or acquired ASC 310-30 purchased credit impaired loans which are considered performing at December 31, 2015.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.

CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY - UNAUDITED

(In thousands)

	For the Quarter Ending
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Net income available to common stockholders	$2,560	$3,213	$2,531	$2,267	$4,814
Average common stockholders' equity	223,083	177,824	175,025	172,811	166,793
Less Average Intangible Assets:
Goodwill	(40,216)	(25,717)	(25,717)	(25,717)	(25,773)
Core Deposit Intangible, net of accumulated amortization	(11,549)	(6,972)	(7,127)	(7,284)	(7,441)

Average tangible common stockholders' equity	$171,318	$145,135	$142,181	$139,810	$133,579

Annualized return on average tangible common stockholders' equity	5.9%	8.8%	7.1%	6.6%	14.3%

BEAR STATE FINANCIAL, INC.

CALCULATION OF RATIO OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED

(In thousands, except share data)

	As of
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Total common stockholder's equity	223,157	178,670	174,831	173,128	170,454
Less intangible assets:
Goodwill	(40,196)	(25,717)	(25,717)	(25,717)	(25,717)
Core Deposit Intangible, net of accumulated amortization	(11,374)	(6,869)	(7,026)	(7,182)	(7,338)
Total intangibles	(51,570)	(32,586)	(32,743)	(32,899)	(33,055)
Total tangible common stockholder's equity	$171,587	$146,084	$142,088	$140,229	$137,399

Common Shares Outstanding	37,988	33,350	33,376	33,376	33,366

Tangible book value per common share	$4.52	$4.38	$4.26	$4.20	$4.12

BEAR STATE FINANCIAL, INC.

RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED

(In thousands, except share data)

		For the Quarter Ending
		December	September	June	March	December
		2015	2015	2015	2015	2014
Net income (loss)		$2,560	$3,213	$2,531	$2,267	$4,814
Adj: Gain on sale of securities, net		68	-	-	(88)	(1)
Adj: Merger, acquisition and integration expenses		1,081	166	441	565	55
Adj: Rebranding expenses		267	6	158	395	219
Adj: Pension plan payment
Adj: Real estate owned provision		-	-	-	-	-
Adj. Data processing termination fees		1,186
Adj: Deferred tax asset valuation allowance reversal						(1,550)
Tax Effect of Adjustments		(996)	(66)	(229)	(334)	(105)
Total core income	(A)	$4,166	$3,319	$2,901	$2,805	$3,432

Total revenue		$21,443	$15,538	$15,357	$15,689	$16,700
Adj: Gain on sale of securities, net		68	-	-	(88)	(1)
Total core revenue		$21,511	$15,538	$15,357	$15,601	$16,699

Total non-interest expense		$17,044	$10,465	$11,273	$12,237	$11,387
Less: Merger, acquisition and integration expenses		(1,081)	(166)	(441)	(565)	(55)
Less: Rebranding Expenses		(267)	(6)	(158)	(395)	(219)
Less: Pension plan payment		-	-	-	-	-
Less: Real estate owned provision		-	-	-	-	-
Less: Data processing termination fees		(1,186)	-	-	-	-
Core noninterest expense		$14,510	$10,293	$10,674	$11,277	$11,113

Total average assets	(B)	$1,920,617	$1,466,342	$1,468,521	$1,504,716	$1,525,455
Total average stockholders' equity	(C)	223,083	177,824	175,025	172,811	166,793
Total average tangible stockholders' equity	(D)	171,318	145,135	142,181	139,810	133,579
Total tangible stockholders' equity, period end	(E)	171,587	146,084	142,088	140,229	137,399

Total common shares outstanding, period-end	(F)	37,987,722	33,349,512	33,375,753	33,375,753	33,365,845
Average diluted shares outstanding	(G)	38,173,234	33,497,298	33,521,490	33,551,776	33,508,230

Core earnings per share, diluted	(A/G)	0.11	0.10	0.09	0.08	0.10
Tangible book value per share, period-end	(E/F)	$4.52	$4.38	$4.26	$4.20	$4.12

Core return on average assets	(A/B)	0.86%	0.90%	0.79%	0.76%	0.89%
Core return on average equity	(A/C)	7.41%	7.41%	6.65%	6.58%	8.16%
Core return on average tangible equity	(A/D)	9.65%	9.07%	8.18%	8.14%	10.19%
Efficiency ratio(1)		67.67%	66.24%	69.51%	71.88%	66.54%

(1) Efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by the sum of net interest income and noninterest income. Other companies may define and calculate this data differently.